Exhibit 16.1

April 9, 2018

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Delcath Systems, Inc.

File No. 001-16133

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Delcath Systems, Inc. dated April 9, 2018, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP